Exhibit 99.1

NEWS RELEASE

CONTACT:  Mac McConnell
Senior Vice President, Finance
713-996-4700
ww.dxpe.com

DXP ENTERPRISES ANNOUNCES AMENDMENT OF CREDIT FACILITY

Houston, TX, -- July 26, 2011 -- DXP Enterprises, Inc. (NASDAQ: DXPE) today announced the successful amendment of its credit facility.  The amendment reduced the effective interest rates by approximately 75 basis points, extended the maturity date to July 26, 2016 and modified covenants to increase DXP's ability to complete future acquisitions.  The entire amendment will be filed today with the Securities and Exchange Commission on Form 8-K.

David Little, Chairman and Chief Executive Officer said, “The amendment reduced interest rates and provides DXP with additional flexibility to grow internally and to grow externally through acquisitions.”

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements.  Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company.  These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.  *****